Exhibit 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                            ZOMAX OPTICAL MEDIA, INC.


         The undersigned individual, being of full age, for the purpose of forming a corporation under and pursuant to Chapter 302A of the Minnesota Statutes, as amended, hereby adopts the following Articles of Incorporation:


                                ARTICLE 1 - NAME

         1.1) The name of the corporation shall be Zomax Optical Media, Inc.


                          ARTICLE 2 - REGISTERED OFFICE

         2.1) The registered office of the corporation is located at 5353 Nathan Lane, Plymouth, Minnesota 55442.


                            ARTICLE 3 - CAPITAL STOCK

         3.1) Authorized Shares; Establishment of Classes and Series. The aggregate number of shares the corporation has authority to issue shall be 25,000,000 shares, which shall have a par value of $.01 per share solely for the purpose of a statute or regulation imposing a tax or fee based upon the capitalization of the corporation, and which shall consist of 15,000,000 common shares and 10,000,000 undesignated shares. The Board of Directors of the corporation is authorized to establish from the undesignated shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to designate each such class or series (which may include but is not limited to designation as additional common shares), and to fix the relative rights and preferences of each such class or series.

         3.2) Issuance of Shares. The Board of Directors of the corporation is authorized from time to time to accept subscriptions for, issue, sell and deliver shares of any class or series of the corporation to such persons, at such times and upon such terms and conditions as the Board shall determine, establishing a price in money or other consideration, or a minimum price, or a general formula or method by which the price will be determined.

         3.3) Issuance of Rights to Purchase Shares. The Board of Directors is further authorized from time to time to grant and issue rights to subscribe for, purchase, exchange securities for, or convert securities into, shares of the

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corporation of any class or series, and to fix the terms, provisions and conditions of such rights, including the exchange or conversion basis or the price at which such shares may be purchased or subscribed for.

         3.4) Issuance of Shares to Holders of Another Class or Series. The Board is further authorized to issue shares of one class or series to holders of that class or series or to holders of another class or series to effectuate share dividends or splits.


                       ARTICLE 4 - RIGHTS OF SHAREHOLDERS

         4.1) No Preemptive Rights. No shares of any class or series of the corporation shall entitle the holders to any preemptive rights to subscribe for or purchase additional shares of that class or series or any other class or series of the corporation now or hereafter authorized or issued.

         4.2) No Cumulative Voting Rights. There shall be no cumulative voting by the shareholders of the corporation.


          ARTICLE 5 - MERGER, EXCHANGE, SALE OF ASSETS AND DISSOLUTION

         5.1) Where approval of shareholders is required by law, the affirmative vote of the holders of at least a majority of the voting power of all shares entitled to vote shall be required to authorize the corporation (i) to merge into or with one or more other corporations, (ii) to exchange its shares for shares of one or more other corporations, (iii) to sell, lease, transfer or otherwise dispose of all or substantially all of its property and assets, including its good will, or (iv) to commence voluntary dissolution.


               ARTICLE 6 - AMENDMENT OF ARTICLES OF INCORPORATION

         6.1) After the issuance of shares by the corporation, any provision contained in these Articles of Incorporation may be amended, altered, changed or repealed by the affirmative vote of the holders of at least a majority of the voting power of the shares present and entitled to vote at a duly held meeting or such greater percentage as may be otherwise prescribed by the laws of the State of Minnesota.


                  ARTICLE 7 - LIMITATION OF DIRECTOR LIABILITY

         7.1) To the fullest extent permitted by Chapter 302A, Minnesota Statutes, as the same exists or may hereafter be amended, a director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

                            ARTICLE 8 - INCORPORATOR

         8.1) The name and mailing address of the incorporator are as follows:

                           Melodie R. Rose
                           1100 International Centre
                           900 Second Avenue South
                           Minneapolis, Minnesota  55402



         IN WITNESS WHEREOF, the undersigned incorporator has hereunto set her hand this 21st day of February, 1996.




                                                /s/ Melodie R. Rose
                                                Melodie R. Rose


                                             Filed with the State of Minnesota
                                                      February 22, 1996

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                               ARTICLES OF MERGER
                                       OF
                                   ZOMI CORP.
                                      INTO
                            ZOMAX OPTICAL MEDIA, INC.


         Pursuant to the provisions of Minnesota Statutes, Chapter 302A, and particularly Section 302A.621 thereof, the following Articles of Merger are executed on the date hereinafter set forth:

         FIRST: Attached hereto as Exhibit A is a copy of the Plan of Merger adopted by resolution approved by the unanimous affirmative vote of the members of the Board of Directors of Zomax Optical Media, Inc., a Minnesota corporation ("Zomax"), to merge ZOMI Corp., a Minnesota corporation ("ZOMI"), into Zomax.

         SECOND: ZOMI has 5,500 outstanding shares, all of which are owned by Zomax.

         THIRD: The merger shall be effective on May 10, 1996, the date on which these Articles of Merger are filed with the Secretary of State.

         Executed on May 10, 1996.

                                                ZOMAX OPTICAL MEDIA, INC.



                                                By /s/ James T. Anderson
                                                  James T. Anderson, President


                                             Filed with the State of Minnesota
                                                          May 10, 1996




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                                                                    EXHIBIT A


                           Approval of Plan of Merger

         RESOLVED, that the following Plan of Merger of ZOMI Corp. ("ZOMI") into Zomax Optical Media, Inc. ("Zomax") be and it hereby is adopted and approved:

                           Zomax, as the owner of all of the outstanding shares of ZOMI, shall merge ZOMI into Zomax in accordance with the provisions of Section 302A.621 of the Minnesota Statutes.

                           In connection with such merger, Zomax shall assume all of the obligations of ZOMI outstanding at the effective time of the merger.

                           The shares of ZOMI shall not be converted into shares of Zomax but shall, at the effective time of the merger, be surrendered and extinguished without payment of any cash or the delivery of any other consideration.

                           The effective date of the merger herein provided for shall be May 10, 1996, the date on which the Articles of Merger are filed with the Secretary of State.

         FURTHER RESOLVED, that the President of this corporation be and he hereby is authorized and directed to execute Articles of Merger embodying the foregoing Plan and to cause the same to be filed with the Secretary of State of the State of Minnesota.






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                               ARTICLES OF MERGER
                                       OF
                              ZOMAX SERVICES, INC.
                            (A MINNESOTA CORPORATION)
                                      INTO
                            ZOMAX OPTICAL MEDIA, INC.
                            (A MINNESOTA CORPORATION)


         Pursuant to Section 302A.621 of the Minnesota Statutes, the undersigned corporations execute the following Articles of Merger:

         FIRST: Zomax Services, Inc., a Minnesota corporation ("Zomax Services") has 100 shares of Common Stock outstanding, all of which are owned by Zomax Optical Media, Inc., a Minnesota corporation ("Zomax Optical").

         SECOND: Attached hereto as Exhibit A is a copy of the Plan of Merger adopted by resolution approved by the unanimous affirmative vote of the members of the Board of Directors of Zomax Optical to merge Zomax Services with and into Zomax Optical, which will survive.

         THIRD: The merger shall be effective on the date that these Articles of Merger are filed with the Minnesota Secretary of State.


Dated:  December 17, 1998



                                         ZOMAX OPTICAL MEDIA, INC.


                                         By /s/ James T. Anderson
                                            James T. Anderson, President and
                                              Chief Executive Officer

                                             Filed with the State of Minnesota
                                                       December 22, 1998

                                                                    EXHIBIT A


          Approval of Plan of Merger of Zomax Services into the Company

         RESOLVED, that the following Plan of Merger of Zomax Services, Inc. ("Zomax Services") into Zomax Optical Media, Inc. ("Zomax Optical") be and it hereby is adopted and approved:

                  Zomax Optical, as the owner of all of the outstanding shares of Zomax Services, shall merge Zomax Services into Zomax Optical in accordance with the provisions of Section 302A.621 of the Minnesota Statutes.

                  In connection with such merger, Zomax Optical shall assume all of the obligations of Zomax Services outstanding at the effective time of the merger.

                  The shares of Zomax Services shall not be converted into shares of Zomax Optical but shall, at the effective time of the merger, be surrendered and extinguished without payment of any cash or the delivery of any other consideration.

                  The effective time of the merger herein provided for shall be on the date on which Articles of Merger are filed with the Secretary of State of Minnesota.

         FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to execute Articles of Merger embodying the foregoing Plan and to cause the same to be filed with the Secretary of State of Minnesota.






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                               ARTICLES OF MERGER
                                       OF
                           TROTTER TECHNOLOGIES, INC.
                           (A CALIFORNIA CORPORATION)
                                      INTO
                            ZOMAX OPTICAL MEDIA, INC.
                            (A MINNESOTA CORPORATION)


         Pursuant to Section 302A.621 of the Minnesota Statutes and Section 1110 of the California Statutes, the undersigned corporations execute the following Articles of Merger:

         FIRST: Trotter Technologies, Inc., a Minnesota corporation ("Trotter") has 1,000 shares of Common Stock outstanding, all of which are owned by Zomax Optical Media, Inc., a Minnesota corporation ("Zomaxl").

         SECOND: Attached hereto as Exhibit A is a copy of the Plan of Merger adopted by resolution approved by the unanimous affirmative vote of the members of the Board of Directors of Zomax to merge Trotter with and into Zomax, which will survive.

         THIRD: The merger shall be effective on the date that these Articles of Merger are filed with the Minnesota Secretary of State.



Dated:  December 17, 1998



                                 ZOMAX OPTICAL MEDIA, INC.


                                 By /s/ James T. Anderson
                                    James T. Anderson, President and Chief
                                       Executive Officer

                                            Filed with the State of Minnesota
                                                     December 22, 1998

                                                                   EXHIBIT A


       Approval of Plan of Merger of Trotter Technologies into the Company

         RESOLVED, that the following Plan of Merger of Trotter Technologies, Inc. ("Trotter") into Zomax Optical Media, Inc. ("Zomax") be and it hereby is adopted and approved:

                  Zomax, as the owner of all of the outstanding shares of Trotter, shall merge Trotter into Zomax in accordance with the provisions of Section 302A.621 of the Minnesota Statutes and Section 1101 of the California Statutes.

                  In connection with such merger, Zomax shall assume all of the obligations of Trotter outstanding at the effective time of the merger.

                  The shares of Trotter shall not be converted into shares of Zomax but shall, at the effective time of the merger, be surrendered and extinguished without payment of any cash or the delivery of any other consideration.

                  The effective time of the merger herein provided for shall be on the date on which Articles of Merger are filed with the Secretary of State of Minnesota.

         FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to execute Articles of Merger embodying the foregoing Plan and to cause the same to be filed with the Secretaries of State of Minnesota and California.

               ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                            ZOMAX OPTICAL MEDIA, INC.


         Pursuant to the provisions of Minnesota Statutes, Section 302A.135, the following amendment to the Articles of Incorporation of Zomax Optical Media, Inc., amending and restating Section 1.1 of Article 1 in its entirety, was duly adopted by the shareholders of the corporation on May 3, 1999:


                  1.1) The name of the corporation is Zomax Incorporated.


         The undersigned swears that the foregoing is true and accurate and that the undersigned has the authority to sign this document on behalf of the corporation.


Dated:   May 3, 1999


                                           /s/ James T. Anderson
                                           James T. Anderson
                                           President and Chief Executive Officer



                                             Filed with the State of Minnesota
                                                       May 5, 1999